UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

VALENCE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On June 16, 2010, the Compensation Committee (the “Committee”) of Valence Technology, Inc., a Delaware corporation (the “Company”), approved the salary and target bonus to be paid to the Company’s Chief Executive Officer and President, Robert L. Kanode, for his employment during the Company’s 2011 fiscal year.  In addition, the Committee approved the terms of an award to Mr. Kanode of performance-based stock options that are eligible to vest contingent on the satisfaction of certain performance goals with respect to the Company’s 2011, 2012 and 2013 fiscal years.

Salary and Bonus.  The Committee approved a base salary of $250,000.00 for Mr. Kanode for the fiscal year ending March 31, 2011 (the 2011 fiscal year).

Additionally, the Committee approved Mr. Kanode’s eligibility to earn a bonus of $100,000.00 contingent on the Company’s achievement of both a revenue and an earnings before interest and taxes (“EBIT”) target with respect to the 2011 fiscal year.  Mr. Kanode is eligible to receive an additional bonus of $50,000.000 in the event the Company exceeds both of these fiscal 2011 revenue and EBIT targets by at least 25%.  The Committee set the targets for such bonuses as “stretch” goals in order to provide incentives for management to significantly improve the Company’s revenue and net operating income (loss) results in fiscal 2011.

If these targets are met or exceeded, the applicable bonus would be payable within 30 days following the filing of the Company’s Annual Report on Form 10-K for the 2011 fiscal year.  Notwithstanding the above, in the event Mr. Kanode’s employment is terminated (with or without cause) or a change of control of the Company occurs prior to the date on which the attainment of the bonus targets is determined, or if Mr. Kanode is not in good standing as an employee of the Company on the date set for payment, no bonus compensation shall be payable.

In the event the Company’s revenue and/or EBIT are less than the targets set by the Committee, the Committee retains the ability, in its sole discretion (but without any obligation), to authorize the payment of a discretionary bonus based on factors it considers appropriate at such time.

Performance-based Stock Option Award.  The Committee also approved the grant to Mr. Kanode of a performance-based stock option to purchase up to 500,000 shares (the “Option Shares”) of the Company’s common stock pursuant to the terms of the Company’s 2009 Equity Incentive Plan.  The option was granted on June 16, 2010 and has an exercise price of $0.96, the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant.  The Option Shares are eligible to vest upon the attainment by the Company of specified EBIT levels with respect to the Company’s fiscal 2011, 2012 and 2013 years.  The maximum number of Option Shares that are eligible to vest in each fiscal year are as follows:

Fiscal Year	Maximum Number of Option Shares Eligible to Vest
2011	100,000
2012	200,000
2013	200,000

The EBIT targets on which the Option Shares would contingently vest are escalating “stretch” goals set by the Committee in order to provide incentives for management to significantly improve the Company’s net operating income (loss) results in each of fiscal 2011, 2012 and 2013.

Any Option Shares that become eligible for vesting upon the achievement of EBIT levels for a given fiscal year will vest upon the filing of the Company’s Annual Report on Form 10-K for the corresponding fiscal year.  If the minimum EBIT level for a given fiscal year is not met, the Option Shares with respect to that fiscal year will lapse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: June 21, 2010	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and Assistant Secretary

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